Exhibit 99.1


  Harrington West to Participate in Panel Discussion at RBC Financial
     Institutions Conference on September 26 at 7:45 a.m. Eastern


    SOLVANG, Calif.--(BUSINESS WIRE)--Sept. 19, 2007--Harrington West Financial Group, Inc. (Nasdaq:HWFG), the holding company for Los Padres Bank, FSB and its division Harrington Bank, today announced that Craig J. Cerny, Chairman and Chief Executive Officer, will be participating in a West Coast Banking panel at the RBC Capital Markets Financial Institutions Conference on Wednesday, September 26 at 7:45 a.m. (eastern daylight time) to be held at the Harbor View Hotel in Edgartown, Massachusetts. This 60 minute discussion will be webcast via http://www.wsw.com/webcast/rbc79/panel10 and will be available for rebroadcast 30 days following the conference.

    Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $193.1 million in assets under management or custody.


    CONTACT: Harrington West Financial Group, Inc.
             For information contact:
             Craig J. Cerny, 480-596-6555
             For share transfer information contact:
             Lisa Watkins, 805-688-6644